Exhibit 10.15

McKESSON CORPORATION SEVERANCE POLICY
FOR EXECUTIVE EMPLOYEES
 (Amended and Restated as of January 27, 2004)

1. ADOPTION AND PURPOSE OF POLICY.

The McKesson Corporation Severance Policy for Executive Employees (the “Policy”) was adopted effective September 29, 1993 by McKesson Corporation, a Delaware corporation (the “Company”), to provide a program of severance payments to certain employees of the Company and its designated subsidiaries. The Policy is an employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 2510.3-1 of the regulations issued there under. The plan administrator of the Policy for purposes of ERISA is the Company.

2. DEFINITIONS.

Whenever used and capitalized in the text of the Policy, the following terms shall have the meaning set forth below:

     (a) “Base Salary and Bonus” means the Principal Officer’s annual base salary as in effect immediately prior to the date of such Principal Officer’s termination and the target bonus for such Principal Officer for the fiscal year in which such Principal Officer’s termination of employment occurs, in each case inclusive of any amounts deferred by the intended recipient.

     (b) “Cause” means:

          (i) The continuing willful failure of the Participant to perform the Participant’s prescribed duties to the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Board of Directors or a committee thereof; or

          (ii) The willful commission by the Participant of a wrongful act that caused or was reasonably likely to cause substantial damage to the Company, or an act of gross negligence, fraud, unfair competition, dishonesty or misrepresentation in the performance of the Participant’s duties on behalf of the Company; or

          (iii) The conviction of the Participant for commission of a felony.

     (c) “Change of Control” shall have the meaning set forth in the Company’s standard form of termination agreement for executive employees.

     (d) “Earnings” means a Participant’s monthly base salary.

     (e) “Participant” means a Principal Officer whose employment is terminated under circumstances that render him or her eligible for the benefits described in Section 3 of the Policy.

     (f) “Principal Officer” means a person who has been designated as an executive officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, by resolution adopted by its Board of Directors.

     (g) “Severance Payments” means (i) lump-sum cash payments (including payments in lieu of medical and other benefits), (ii) the estimated present value of periodic cash payments under previously established bonus, retirement, deferred compensation, or other Company benefit plans, (iii) fringe benefits other than those provided under Company programs or arrangements applicable to one or more groups of employees in addition to Principal Officers, and (iv) consulting fees (including reimbursable expenses) other than reasonable fees and expenses for bona fide services provided to the Company after termination, paid or payable by the Company to a Principal Officer pursuant to this Policy or otherwise upon a termination by the Company of employment of such Principal Officer at any time other than within two years following a Change of Control, excluding Vested, Accrued or Appropriate Benefits.

     (h) “Vested, Accrued or Appropriate Benefits” means any benefits paid or payable by the Company to a Principal Officer upon a termination by the Company of employment of such Principal Officer at any time other than within two years following a Change of Control that are (i) earned, accrued, deferred or otherwise received for employment services rendered through the date of termination of employment pursuant to bonus, retirement, deferred compensation, or other Company benefit plans, (ii) approved under the terms of bonus, retirement, deferred compensation, or other Company benefit plans existing at the time of such termination at the reasonable discretion of the Compensation Committee taking into consideration the age, length of service and other circumstances of such termination, (iii) payments or benefits required to be provided by law, and (iv) benefits and perquisites provided by the Company under plans, programs or arrangements of the Company applicable to one or more groups of employees in addition to Principal Officers. For the avoidance of doubt, Vested, Accrued or Appropriate Benefits shall not include benefits payable pursuant to this Policy.

     (i) “Year of Service” shall have the meaning set forth in Section (1) of Article II of the McKesson Corporation Retirement Plan.

3. SEVERANCE BENEFITS.

     (a) Basic Severance Benefits. In the event that the Company terminates the employment of a Principal Officer for any reason other than Cause at any time other than within two years following a Change of Control, that Principal Officer shall be entitled to a severance payment equal to the lesser of (A) 12 months’ Earnings plus one additional month for each Year of Service or (B) 24 months’ Earnings.

In no event shall the number of months’ Earnings a Participant is entitled to receive hereunder exceed the number of months remaining between the Participant’s termination date and the date he or she will attain age 62 (rounded to the next higher whole month).

     (b) Mitigation of Damages. The amount of a Participant’s benefits calculated under (a) above shall be reduced by the amount of compensation, if any, the Participant receives from any subsequent employer(s) for work performed during a period of time following his or her termination of employment equal to the number of months of Earnings the Participant is entitled to receive.

     (c) Effect on Other Plans. Nothing in this Policy shall alter or impair any rights a Participant may have upon termination of employment under any other plan or program of the Company, except as follows:

          (i) If a Participant is at least age 55 with 15 or more Years of Service at the time of his or her termination under this Section 3, he or she will automatically be granted “Approved Retirement” for purposes of the Company’s Executive Benefit Retirement Plan and the Company’s Executive Survivor Benefits Plan.

          (ii) A Participant who is terminated pursuant to this Section 3 shall not receive pro rata Long-Term Incentive Plan awards for any cycles in progress as of his or her termination date.

     (d) No Duplication of Benefits. In no event shall a Participant be entitled to any benefits under this Policy if his or her employment with the Company terminates under circumstances that entitle the Participant to receive severance benefits following a Change of Control of the Company.

4. FORM OF BENEFIT.

The benefit described in Section 3(a) shall be paid in a lump sum or in monthly installments over a period commencing on the date of the Participant’s termination of employment not to exceed the number of months determined under said Section.

5. EFFECT OF DEATH OF EMPLOYEE.

Should a Participant die after employment terminates but while participating in the Policy and prior to the payment of the entire benefit due hereunder, the balance of the benefit payable under the Policy shall be paid in a lump sum to the Participant’s surviving spouse, or, if none, to his or her surviving children or, if none, to his or her estate.

6. STOCKHOLDER APPROVAL.

The Company shall seek approval or ratification of its stockholders at the Company’s next annual or special meeting of stockholders for any arrangement whereby the present value of any Severance Payments for any Principal Officer exceeds 2.99 times such Principal Officer’s Base Salary and Bonus. This provision will apply to any arrangement or agreement with a Principal Officer entered into after July 30, 2003, including extensions, modifications or renewals after such date of arrangements or agreements entered into prior to such date, other than extensions, modifications or renewals of arrangements or agreements entered into prior to such date pursuant to which the Company is obligated to renew or extend such arrangements or agreements upon the same terms and conditions as previously agreed.

7. AMENDMENT AND TERMINATION.

The Company reserves the right to amend or terminate the Policy at any time and to increase or decrease the amount of any benefit provided under the Policy by action of the Compensation Committee of its Board of Directors; provided, however, that no such action shall have the effect of decreasing the benefit of a Participant whose employment with the Company terminated prior to the date of the Compensation Committee’s action.

8. ADMINISTRATION AND FIDUCIARIES.

     (a) Plan Sponsor and Administrator. The Company is the “plan sponsor” and the “administrator” of the Policy, within the meaning of ERISA.

     (b) Administrative Responsibilities. The Company shall be the named fiduciary with the power and sole discretion to determine who is eligible for benefits under the Policy, to determine the value of benefits paid in any form other than cash or the present value of any cash or other benefits paid over time, to interpret the Policy and to prescribe such forms, make such rules, regulations and computations and prescribe such guidelines as it may determine are necessary or appropriate for the operation and administration of the Policy and to change the terms of or rescind such rules, regulations or guidelines. Such determinations of eligibility, rules, regulations, interpretations, computations and guidelines shall be conclusive and binding upon all persons. In administering the Policy, the Company shall at all times discharge its duties with respect to the Policy in accordance with the standards set forth in section 404(a)(1) of ERISA.

     (c) Allocation and Delegation of Responsibilities. The Compensation Committee may allocate any of the Company’s responsibilities for the operation and administration of the Policy among the Company’s officers, employees and agents. It may also delegate any of the Company’s responsibilities under the Policy by designating, in writing, another person to carry out such responsibilities.

     (d) No Individual Liability. It is declared to be the express purpose and intent of the Company that no individual liability shall attach to or be incurred by any member of the Board of Directors of the Company, or by any officer, employee representative or agent of the Company, under, or by reason of the operation of, the Policy.

9. CLAIMS AND REVIEW PROCEDURES

The Compensation Committee of the Company’s Board of Directors shall establish a procedure pursuant to which a Participant may file a claim for benefits under the Policy, and at the request of a Participant it shall also provide a full and fair review of any denied claim for benefits under the Policy. A claim for benefits and a request for the review of a denied benefit shall be made in writing and addressed to the Compensation Committee at the Company’s headquarters. The Compensation Committee’s response shall be in writing and shall be given in a manner and time consistent with the regulations under ERISA Section 503. The Compensation Committee shall establish such rules and procedures, consistent with the Policy and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 8.

10. GENERAL PROVISIONS.

     (a) Basis of Payments to and from Policy. All benefits under the Policy shall be paid by the Company. The Policy shall be unfunded and benefits hereunder shall be paid only from the general assets of the Company. Nothing contained in the Policy shall be deemed to create a trust of any kind for the benefit of any employee, or create any fiduciary relationship between the Company and any employee with respect to any assets of the Company. The Company is under no obligation to fund the benefits provided herein prior to payment, although it may do so if it chooses. Any assets which the Company chooses to use for advance funding shall not cause the Policy to be a funded plan within the meaning of ERISA.

     (b) No Employment Rights. Nothing in the Policy shall be deemed to give any individual the right to remain in the employ of the Company or a subsidiary or to limit in any way the right of the Company or a subsidiary to discharge, demote, reclassify, transfer, relocate an individual or terminate an individual’s employment at any time and for any reason, which right is hereby reserved.

     (c) Non-alienation of Benefits. No benefit payable under the Policy shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do shall be void.

     (d) Legal Construction. The Policy shall be governed and interpreted in accordance with ERISA.

11. EXECUTION

This Amended and Restated Severance Policy shall be effective as of January 27, 2004.

McKESSON CORPORATION

By:

Paul E. Kirincic, Senior Vice President, Human Resources